LASERMASTER TECHNOLOGIES, INC. AND SUBSIDIARIES                    Item 15(a)(3)
PER SHARE EARNINGS (LOSS) COMPUTATIONS                              Exhibit 11.1

                                                                  Fiscal Years Ended June 30,
                                                            ----------------------------------------
                                                                1996          1995          1994
                                                            ------------   -----------   -----------
     PRIMARY
     -------

Net (loss) earnings                                         $(10,461,534)  $   206,474   $ 6,663,636
 Add:
 Interest on convertible subordinated debentures,
  net of applicable income taxes                                                             262,653
                                                            ------------   -----------   -----------
 Net (loss) earnings for primary earnings per share         $(10,461,534)  $   206,474   $ 6,926,289
                                                            ============   ===========   ===========

Weighted average number of common shares
 outstanding                                                  11,305,232    11,097,091    10,191,694
 Add:
 Common equivalent shares (determined using the
  "treasury stock" method) representing shares issuable
   upon exercise of warrants and employee stock options          844,688     1,109,189     1,468,044
 Common stock equivalents from assumed exercise of
  convertible debentures                                                                     529,158
                                                            ------------   -----------   -----------
Weighted average number of shares used in
 the calculation of primary earnings per share                12,149,920    12,206,280    12,188,896
                                                            ============   ===========   ===========

Primary (loss) earnings per common and common
 equivalent share                                                 $(0.86)        $0.02         $0.57
                                                            ============   ===========   ===========

     FULLY DILUTED
     -------------

Net (loss) earnings                                         $(10,461,534)  $   206,474   $ 6,663,636
 Add:
 Interest on convertible subordinated debentures,
  net of applicable income taxes                                                             262,653
                                                            ------------   -----------   -----------
Net (loss) earnings for fully diluted earnings per share     (10,461,534)      206,474     6,926,289
                                                            ============   ===========   ===========

Weighted average number of common shares
 outstanding                                                  11,305,232    11,097,191    10,191,694
 Add:
 Common equivalent shares (determined using the
  "treasury stock" method) representing shares issuable
  upon exercise of warrants and employee stock options         1,020,376     1,216,355     1,608,528
 Common stock equivalents from assumed exercise
  of convertible debentures                                                                  529,158
                                                            ------------   -----------   -----------
Weighted average number of shares used in
 the calculation of fully diluted earnings per share          12,325,608    12,313,446    12,329,380
                                                            ============   ===========   ===========

                                                            ------------   -----------    ----------
Fully diluted (loss) earnings per common and
 common equivalent share                                    $      (0.85)  $      0.02    $     0.56
                                                            ============   ===========    ==========

The calculation of fully diluted EPS uses the higher of the ending market price for the period or the average market price.

For the year ended June 30, 1996, the inclusion of common stock equivalents in the primary and fully diluted earnings per share shown above have an anti-dilutive effect on the per share loss reported. Consistent with the provisions of Accounting Principles Board No. 15, the Company's earnings per share reported on its statement of operations for the year ended June 30, 1996, exclude common stock equivalents in the earnings per share amounts reported. Accordingly, such per share amounts do not agree with the amounts shown above.